UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2009

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Handleman Company today announced selected unaudited preliminary financial results expected for the fiscal year ended May 2, 2009.

Handleman Company expects that as of May 2, 2009 proceeds from the liquidation of assets will be insufficient to provide payment in full to its creditors. Under the liquidation basis of accounting, Handleman Company expects to report that the excess of its liabilities over the net proceeds from the liquidation of assets as of May 2, 2009 will be in the range of $5.5 million to $6.3 million. As a result, as of May 2, 2009, cash available for payment to general unsecured creditors is expected to be in the range of 80-85% of such claims. Handleman Company is in the process of liquidating assets and identifying and reconciling creditors’ claims, which such process is expected to take at least six to twelve months from the date of this report. As a result, Handleman Company does not expect to be in a position to make payments to general unsecured creditors in the ordinary course for at least six to twelve months.

The assumptions on which the unaudited preliminary financial results are based are subject to change based on the timing of, and proceeds from, asset sales and the ultimate settlement of liabilities, particularly the pension plan obligations of Handleman Company. The unaudited preliminary financial results are also based on a number of estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. While management believes these estimates and assumptions to be reasonable under the circumstances, Handleman Company’s estimate of net proceeds from the liquidation of assets and the amounts of creditors’ claims are subject to change, perhaps significantly.

As of January 31, 2009, Handleman Company’s estimate of the excess of proceeds from the liquidation of assets over its liabilities was $3.1 million. The largest changes from the estimate as of January 31, 2009 to May 2, 2009 were primarily driven by increased pension costs to terminate the U.S. pension plan, a reduction in net proceeds related to the sale/wind down of Crave and REPS, and increased payroll costs incurred due the sale of assets taking longer than anticipated.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements because of factors affecting any of a number of critical objectives, including, without limitation, the liquidation of remaining assets, the settling of remaining liabilities, including tax and pension liabilities, our retaining key personnel, satisfactory resolution of any outstanding claims or claims which may arise, costs associated with the liquidation and dissolution of the Company, and other factors discussed in this Form 8-K and those detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Handleman Company notes that the preceding conditions are not a complete list of risks and uncertainties. Handleman Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: June 30, 2009	By:	/s/ Rozanne Kokko
	Name:	Rozanne Kokko
	Title:	Sr. Vice President and Chief Financial Officer